UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 24, 2023

Date of Report (Date of earliest event reported)

Biodesix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39659	20-3986492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2970 Wilderness Place, Suite 100 Boulder, Colorado	80301
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (303) 417-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	BDSX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01—Other Events.

On June 23, 2023, Biodesix, Inc. (the “Company”) commenced a tender offer to exchange eligible stock options for replacement stock options with modified terms pursuant to the Offer to Exchange Eligible Options for New Options, dated June 23, 2023 (the “Exchange Offer”). The Exchange Offer expired at 10:00 p.m., Mountain Time, on Monday, July 24, 2023.

Pursuant to the Exchange Offer, 83 employees elected to exchange outstanding options, and the Company accepted for cancellation options to purchase an aggregate of 757,595 shares of the Company’s common stock (“Common Stock”), representing approximately 99% of the total shares of Common Stock underlying the options eligible for exchange. Following the expiration of the Exchange Offer, on July 24, 2023, the Company granted new options to purchase 156,868 shares of Common Stock, pursuant to the terms of the Exchange Offer and the Company’s 2020 Equity Incentive Plan. The exercise price per share of the stock options granted pursuant to the Exchange Offer was $1.20 per share, which was the closing price per share of Common Stock on The Nasdaq Global Select Market on the grant date of such new stock options. The vesting terms of the new stock options are described in detail in the Exchange Offer.

Item 9.01—Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODESIX, INC.

Dated: July 26, 2023	By:	/s/ Robin Harper Cowie
	Name:	Robin Harper Cowie
	Title:	Chief Financial Officer